UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 8, 2014
(Date of Report - date of earliest event reported)

Tekmira Pharmaceuticals Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 8, 2014, Tekmira Pharmaceuticals Corporation (the “Corporation”) held its Annual General and Special Meeting of Shareholders.  At the meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal 1.  The Corporation’s shareholders voted to elect the following persons to the board of directors of the Corporation:

Nominee	Votes For	% For	Votes Withheld	% Withheld	Abstentions	Broker Non- Votes
Peggy Phillips	7,903,418	99.79%	16,513	0.21%	0	0
Kenneth Galbraith	7,904,317	99.80%	15,614	0.20%	0	0
Don Jewell	7,906,117	99.83%	13,814	0.17%	0	0
Frank Karbe	7,904,192	99.80%	15,739	0.20%	0	0
Daniel Kisner	7,901,142	99.76%	18,789	0.24%	0	0
Mark J. Murray	7,902,367	99.78%	17,564	0.22%	0	0

Proposal 2.  The Corporation’s shareholders voted to appoint KPMG LLP as auditor of the Corporation for the ensuing year:

Votes For	% For	Votes Withheld	% Withheld	Abstentions	Broker Non- Votes
12,923,628	99.7%	43,545	0.3%	0	0

Proposal 3.  The Corporation’s shareholders voted to authorize an amendment of the Corporation’s omnibus share compensation plan to increase, by 800,000 common shares, the number of common shares in respect of which awards may be granted thereunder:

Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
5,934,118	74.1%	2,074,111	25.9%	0	5,049,422

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 9, 2014

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Bruce Cousins
Name: Bruce Cousins Title: Executive Vice President & Chief Financial Officer

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